UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2005 (December 1, 2005)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas 77079-4101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 925-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On December 8, 2005, GlobalSantaFe Corporation announced that its Board of Directors had increased the Company’s quarterly cash dividend to 22.5 cents per ordinary share. The first increased dividend is payable on January 13, 2006, to shareholders of record as of the close of business on December 30, 2005. The Company’s news release regarding the dividend increase is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 1, 2005, the Company issued the following statement in response to a partial summary judgment in favor of Transocean in its dual activity patent lawsuit against the Company: “Summary judgment was granted on the issue of whether the ‘apparatus’ aboard our rigs was so similar to that patented by Transocean that it fell within the scope of their patents. GlobalSantaFe never contested that issue. The focus of the lawsuit is on the validity and enforceability of the patents, that is whether the patents would have or should have been issued had Transocean supplied the Patent Office with all of the available information regarding similar methods and apparatus either used by the industry or designed for its use prior to Transocean’s claimed invention date. That will be the subject of the trial that is likely to occur next summer.” The Company’s news release including that statement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

We frequently bid for, or negotiate with customers regarding, multi-year drilling contracts. From time to time we consider contracts that would contemplate our construction of a new drilling rig to fulfill the contract. Our current strategy is to consider construction of a new rig only when the expected cash flows from the contract would cover a substantial portion of the capital cost of the rig. We are currently in discussions with a customer for a multi-year contract that would contemplate the construction of an additional ultra-deepwater semisubmersible similar to the GSF Development Driller I and GSF Development Driller II, although we have not entered into any drilling contract in this regard and there can be no assurance that we will enter into a drilling contract and build the new rig.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	News release dated December 8, 2005.

99.2	News release dated December 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: December 12, 2005	By:	/s/ Alexander A. Krezel
	Name:	Alexander A. Krezel
	Title:	Vice President, Secretary and Associate General Counsel

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News release dated December 8, 2005.

99.2	News release dated December 1, 2005.